TAX-FREE INCOME TRUST
Registration Number 811-07397


                              EXHIBIT INDEX

Exhibit   (p)(1):        Trustees' Power of Attorney, dated Jan. 13, 2000.


Exhibit   (p)(2):        Officers' Power of Attorney, dated Jan. 13, 2000.